State Street Research Equity Trust
                    -----------------------------------------
                              (Name of Registrant)


                                    Form SE

                          Exhibit Index for Form N-SAR


Item 77.B. Accountants report on internal control
        I. Terms of new or amended securities
        K. Changes in Registrant's certifying accountant